UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 1, 2024

LAFAYETTE SQUARE USA, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	814-01427	87-2807075
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

175 SW 7th St, Unit 1911, Miami, Florida	33130-2992
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (786) 753-7096

________________________________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b- 2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01	Entry into a Material Definitive Agreement.

Lafayette Square USA, Inc. (the “Company”) entered into a Third Amendment dated February 1, 2024 to the Revolving Credit Agreement dated as of February 2, 2022, as amended, by and among the Company, the banks and financial institutions listed on the signature pages thereto, and Sumitomo Mitsui Banking Corporation, as administrative agent, pursuant to which the applicable margin was increased from 1.80% to 2.50%, the unused commitment fee rate was increased, the ability to borrow in currencies other than U.S. Dollars was removed, and the stated maturity date was extended from February 2, 2024 to May 2, 2024.

Item 9.01	Financial Statements and Exhibits

10.01	Third Amendment to the Revolving Credit Agreement dated February 1, 2024, among the Company, the banks and financial institutions listed on the signature pages thereto, and Sumitomo Mitsui Banking Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Lafayette Square USA, Inc.

Date: February 9, 2024	By:	/s/ Seren Tahiroglu
	Name:	Seren Tahiroglu
	Title:	Chief Financial Officer